Exhibit 99.1

Verano Announces the Opening of Zen Leaf Norwich, the Company’s First Social Equity Joint Venture Location in Connecticut and Third Cannabis Dispensary Statewide

●	Situated in the eastern Connecticut city of 40,000 residents[1], Zen Leaf Norwich is the first of six planned social equity joint venture dispensaries Verano plans to open across the state
●	Zen Leaf Norwich will welcome both medical patients and adult use customers, and joins Verano’s existing Connecticut operations including Zen Leaf dispensaries in Meriden and Waterbury, and CTPharma, a state-of-the-art, 217,000 square foot cultivation and processing facility in Rocky Hill
●	The dispensary is located at 606 W Main Street, a thoroughfare with an average daily traffic count of 17,100 vehicles[2]
●	Verano’s active operations span 13 states, comprised of 132 dispensaries and 14 cultivation and processing facilities with more than 1 million square feet of cultivation capacity

CHICAGO, July 12, 2023 – Verano Holdings Corp. (CSE: VRNO) (OTCQX: VRNOF) (“Verano” or the “Company”), a leading multi-state cannabis company, today announced the opening of Zen Leaf Norwich, the Company’s first social equity joint venture location in Connecticut and third cannabis dispensary statewide, on Friday, July 14 at 9 a.m. local time. Zen Leaf Norwich, located at 606 W Main Street, is open Monday through Saturday from 9 a.m. to 9 p.m. and Sunday from 10 a.m. to 6 p.m.

In opening Zen Leaf Norwich, Verano received support for the Company’s approved social equity plan by several local organizations, including Connecticut Foodshare, Global City Norwich, the Greater Norwich Area Chamber of Commerce, the Norwich Branch of the NAACP, the Norwich Community Development Corporation, and the City of Norwich.

“As our first social equity joint venture dispensary in Connecticut, opening Zen Leaf Norwich allows us to contribute to equitable growth within the cannabis industry as the program continues to expand across the state,” said George Archos, Verano Founder and Chief Executive Officer. “We are proud to play a role in helping right historical wrongs resulting from decades of cannabis prohibition, which has adversely impacted countless communities across Connecticut and the nation at large. I would like to thank the Department of Consumer Protection and the Social Equity Council, our team members, partners, customers, the Norwich community, and local social equity and advocacy organizations for their support as we launch this exciting new venture.”

Verano’s expanding vertical operations in Connecticut encompass CTPharma, a state-of-the-art, 217,000 square foot cultivation and processing facility in Rocky Hill that produces a variety of Connecticut’s most popular cannabis products, and Zen Leaf dispensaries in Meriden (hybrid), Norwich (hybrid) and Waterbury (presently medical-only). Including Zen Leaf Norwich, the Company plans to open a total of six social equity joint venture dispensaries across Connecticut with its social equity partners in the months ahead, subject to obtaining all customary approvals, which would raise Verano’s total retail footprint to eight stores statewide.

1 U.S. Census

2 CT Dept. of Transportation

Connecticut adult use customers and medical patients can visit Verano.com for more information and may browse the Company’s extensive portfolio of high-quality cannabis products and place orders online for in-store pickup via ZenLeafDispensaries.com. Members of the media can access downloadable images, corporate information and an archive of Company press releases via Investors.Verano.com.

About Verano

Verano Holdings Corp. (CSE: VRNO) (OTCQX: VRNOF), one of the U.S. cannabis industry’s leading companies based on historical revenue, geographic scope and brand performance, is a vertically integrated, multi-state operator embracing a mission of saying Yes to plant progress and the bold exploration of cannabis. Verano offers a superior cannabis shopping experience in medical and adult use markets under the Zen Leaf™ and MÜV™ dispensary banners and produces a comprehensive suite of high-quality, regulated cannabis products sold under its diverse portfolio of trusted consumer brands including Verano™, MÜV™, Savvy™, BITS™, Encore™, and Avexia™. Verano’s active operations span 13 U.S. states, comprised of 14 production facilities with over 1,000,000 square feet of cultivation capacity. Learn more at www.verano.com.

Contacts:

Media

Verano

Grace Bondy

Senior Manager, Communications

Grace.Bondy@verano.com

Investors

Verano

Julianna Paterra, CFA

VP, Investor Relations

Julianna.Paterra@verano.com

Forward Looking Statements

This press release may contain “forward-looking statements” within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995. Such forward-looking statements are not representative of historical facts or information or current condition, but instead represent only the Company’s beliefs regarding future events, plans or objectives, many of which, by their nature, are inherently uncertain and outside of the Company’s control. Generally, such forward-looking statements can be identified by the use of forward-looking terminology such as “plans”, “expects” or “does not expect”, “is expected”, “budget”, “future”, “scheduled”, “estimates”, “forecasts”, “projects” “intends”, “anticipates” or “does not anticipate”, or “believes”, or variations of such words and phrases or may contain statements that certain actions, events or results “may”, “could”, “would”, “might” or “will be taken”, “will continue”, “will occur” or “will be achieved”. Forward-looking statements involve and are subject to assumptions and known and unknown risks, uncertainties, and other factors which may cause actual events, results, performance, or achievements of the Company to be materially different from future events, results, performance, and achievements expressed or implied by forward-looking statements herein, including, without limitation, the risk factors described in the Company’s annual report on Form 10-K for the year ended December 31, 2022 filed with the U.S. Securities and Exchange Commission at www.sec.gov. The forward-looking statements contained in this press release are made as of the date of this press release, and the Company does not undertake to update any forward-looking information or forward-looking statements that are contained or referenced herein, except as may be required in accordance with applicable securities laws. All subsequent written and oral forward-looking information and statements attributable to the Company or persons acting on its behalf is expressly qualified in its entirety by this notice regarding forward-looking information and statements.

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